Exhibit 4.5
PREFERRED SERIES A CONVERTIBLE 4% STOCSC THIS CERTIFICATE IS TRANSFERABLE IN SOUTH ST. PAUL, MN SEE REVERSE FOR CERTAIN DEFINITIONS CUS1P 235fi25 3D 4 INCORPORATED UNDER THE LAWS OF DELAWARE lUti hereof FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF $0.01 EACH, OF THE PREFERRED SERIES A CONVERTIBLE 4% STOCK OF iiia hereof ^ represented the Corp6?£tioK^^F^ ^:0 Birof^vhiohsthe1io!d^r o^tftis assents. This Ceitificate is not valid until countersigned by the Transfer Agent and registered by the Regisliar. Witness the facsimile signatures of the the duly authorized officers of the Corporation. cusip stock certificate

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION RELATING TO SUCH SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE ON OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RESTATED CERTIFICATE OF INCORPORATION. Upon request, Dana Holding Corporation will furnish to any stockholder without charge a full statement of the powers, designations, preferences and rights of each class or series of stock of Dana Holding Corporation and the qualifications, limitations or restrictions on such preferences and/or rights. Such requests should be addressed to the Secretary of Dana Holding Corporation, Toledo, Ohio or to the transfer agent named on the face hereof. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF TRF MIN ACT- ___Custodian (until age ) TEN ENT — as tenants by the entireties ^ ^ under Uniform Transfers IT TEN — as joint tenants with riplit of J r. . J ‘ . & to Minors Act survivorship and not as tenants (State) in common Additional abbreviations may also be used though not in the above list. For Value Received, . . . . hereby sell, assign and transfer t PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) .shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint . . . . . Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated r. THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF -” THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed: By___. . ___THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.